EXHIBIT 5

                  Public Service Enterprise Group Incorporated
                         80 Park Plaza, Newark, NJ 07101
                               Tel: (973) 430-7000

                                  June 26, 2000

PSEG Energy Holdings Inc.
80 Park Plaza
Newark, NJ 07101

     RE: PSEG Energy Holdings Inc.

Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated and in that capacity have acted as counsel for its wholly-owned subsidiary, PSEG Energy Holdings Inc., a New Jersey corporation (the "Company"), in connection with the Company's preparation and filing of a Registration Statement on Form S-4 (File No. 333-95697), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on January 28, 2000, Amendment No. 1 thereto filed with the Commission on April 12, 2000, Amendment No. 2 thereto filed with the Commission on May 26, 2000 and Amendment No. 3 thereto with which this letter is filed with the Commission as Exhibit 5 (such Registration Statement, as so amended, the "Registration Statement")of $400,000,000 aggregate principal amount of 10% Senior Notes due 2009 (the "Exchange Notes"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 10% Senior Notes due 2009 (the "Original Notes") under an indenture dated as of October 8, 1999 (the "Indenture") between the Company and First Union National Bank as Trustee (the "Trustee").

      In connection with this opinion, I or member of my staff have examined documents and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making such examination of documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action corporate or other and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

      My opinions set forth herein are limited to the laws of the State of New Jersey and federal laws of the United States. I do not express any opinion with respect to the law of any other jurisdiction or the securities or blue sky laws of any state.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (a) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefore in accordance with the terms of the Exchange Offer and (b) the Registration Statement shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, the Exchange Notes will constitute valid and binding obligations of the Company entitled to


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the benefits of the Indenture and enforceable  against the Company in accordance with their terms, except to the extent the enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to creditors' rights
generally  and  (ii)  general   principles  of  equity  (regardless  of  whether
enforcement is considered in a proceeding at law or in equity).

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Opinions" in the Registration Statement.

                                                              Very truly yours,

                                                              /s/ James T. Foran
                                                              ------------------
                                                              James T. Foran